Investor and Media Relations: Marty Tullio, Managing Partner
McCloud Communications, LLC
949.553.9748
marty@mccloudcommunications.com

Aug 21, 2009 01:14 ET

1.           / CORRECTION - CNS Response, Inc.

COSTA MESA, CA—(Marketwire - August 21, 2009) - In the news release, "CNS Response: More Things Len Brandt Isn't Telling You," issued Thursday, August 20, 2009, by CNS Response, Inc. (OTCBB: CNSO), we are advised by the company that the second sentence of the third bullet in the first set of bullets should read "Only stockholders of record (people owning stock on the record date) are entitled to vote at the meeting" rather than "Only stockholders of record (people owning stock before or on the record date) are entitled to vote at the meeting" as originally issued. Also, the header above the second set of bullets should read "He Cannot Legally Solicit Your Proxy Yet" rather than "He Cannot Legally Solicit Your Proxy Until Approved by the SEC." Other minor changes have been made as well. Complete corrected text follows.

CNS Response:  More Things Len Brandt Isn’t Telling You

Costa Mesa, CA – August 20, 2009 – CNS Response, Inc. (OTCBB: CNSO) (the “Company”) is issuing this press release to address certain statements made by Len Brandt, the Company’s former CEO, in public filings Brandt has made with the Securities and Exchange Commission (“SEC”) and to comment on his recent announcement of a purported special meeting of CNS stockholders and his distribution of preliminary proxy materials.

According to CNS Response, “Len Brandt’s recent email to certain stockholders and his SEC filings state that he believes he is going to have a meeting on August 26 and all stockholders will have an opportunity to vote.  But here’s what he isn’t telling you:

He Cannot Hold A Valid Meeting On August 26th

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Brandt cannot “reconvene” a special meeting on August 26.  He claims that the August 26 meeting  is a continuation of the meeting he initially noticed on June 20.  Under Delaware law, that meeting (including any “reconvened” meeting) must be held no later than August 21. He also improperly adjourned an earlier reconvened meeting, which brought the special meeting to an end – there’s nothing left to “reconvene.”

The Company wishes to again make clear to its stockholders that any communications from Brandt or others working with him do not come from or reflect the opinions or views of the Company, are not communications from the Company or the Board of Directors and have not been authorized by or consented to by them

•	Brandt cannot notice and hold a “new” special meeting on August 26. He also cannot hold a “new” meeting to elect directors, as that is precluded by CNS bylaws that took effect in July 2009.

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Brandt cannot assure you that you are entitled to vote August 26.  Only stockholders of record (people owning stock on the record date) are entitled to vote at the meeting. Brandt is aware that on July 20, 2009, the CNS Response Board set August 27, 2009, as the record date.  So why would he want to hold a meeting before the record date?  This confuses stockholders as to their eligibility to vote.

He Cannot Legally Solicit Your Proxy Yet

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The preliminary proxy statement sent to you by Brandt cannot be used for any August 26 meeting and is not the most recent preliminary proxy statement he has filed with the SEC.  He cannot give you a proxy card and have you return it to him based on the preliminary proxy statement he distributed by email on August 17 – that would violate the SEC’s proxy rules. In addition, he made another filing with the SEC within hours of sending out that email and that new filing includes a variety of changes in his disclosure and he also cannot use that filing to give you a proxy card and have you return it to him.

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Brandt cannot provide adequate time for your review of his definitive proxy statement.  It is now August 21 and he has not yet delivered definitive proxy materials to you. These materials propose replacing all directors, other than himself, and radically changing CNS Response’s business plan. You may get a week to consider his proposals. Is this indicative of someone who is really concerned about ensuring participation by well-informed stockholders?

He Only Wants Your Vote Now Because His Original Attempts to Seize Control Have Failed

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Brandt has tried to effect a change control of CNS Response FIVE TIMES WITHOUT your vote at FIVE purported special meetings.  Unless you were willing to travel to Dover, Delaware on July 3 (a holiday), July 12 (a Sunday), July 21, July 30 and August 17, you did not have an opportunity to vote at his “special” meeting. Do you think that if he had been able to get a quorum at those meetings he would be trying to get your proxy now? Or do you think he would just have taken a vote, claim that he and his group elected new directors and simply shared that information with you after the fact?

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Brandt called his “meetings” with the bare minimum notice required by law. But while serving as the CNS Response Chairman, he didn’t call stockholder meetings for THREE years. His public statements NOW stress the urgency of not waiting for the announced September meeting of stockholders scheduled by the CNS Board of Directors. As chairman and CEO for over three years, Brandt was in no hurry to call a meeting even as  the bylaws gave him the power to do so without anyone’s consent.

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Brandt’s original meeting notice did not identify who was trying to hold the meeting.   This notice even neglected to identify his director nominees.  Is that consistent with his assertions that he wants the views of the stockholders to be heard?

He’s Still A Director, But He’s Not Fulfilling His Fiduciary Duties To You

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Brandt still has a fiduciary duty to all CNS stockholders.  As long as he serves as a director of CNS Response, Mr. Brandt owes the Company and its stockholders his loyalty and his good faith efforts on behalf of all stockholders, and, as a director, must not put his personal interests ahead of his duty.

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Brandt claims to have had numerous recent contacts with potential investors, but has not provided their names to our Board nor given the Board or CNS Response management the opportunity to meet with them.  Mr. Brandt is still a director of the Company and has fiduciary duties to CNS Response and its stockholders. He knows the company has been pursuing additional financing, but to date has not arranged for any introduction of these potential investors with the Board or CNS Response management.

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Brandt has encouraged key CNS Response employees to resign.  Following his dismissal as CEO in April, Mr. Brandt, who was and is still a director of the Company, attempted to convince two senior CNS Response executives to resign. As a director of the company, activity of this nature is not considered appropriate nor in the best interests of the stockholders.

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Brandt has improperly disclosed confidential CNS information.  In his efforts to gain support for his personal agenda, including his attempts to unseat other directors, Mr. Brandt has discussed confidential information with parties outside of the Company without authorization.

He’s Covered If CNS Succeeds Or Fails – Are You?

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Brandt shared first priority security interest in all of CNS Response’s assets and 250% coverage puts him at the head of the line if CNS fails and is liquidated, while his significant shareholdings will reward him if CNS Response succeeds.  He acquired that security interest in connection with a loan he made to the Company while he was still its Chairman and CEO. We have since offered to repay the loan twice (which would eliminate his security interest), but Mr. Brandt has rejected those offers.

And After All Of This, He Wants A Proxy From You For “Any Meeting”?

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Brandt wants you to give him a proxy for “any meeting” of CNS Response stockholders. Mr. Brandt’s most recent SEC filing says he wants your proxy for “any meeting,” but not in any event later than the next Annual Meeting.”  Can he assure you that your vote will be effective at “any meeting” under federal law? We don’t think so and believe your giving him your proxy will most likely result in your vote being invalid.

The Company has scheduled its Annual Meeting of Stockholders for September 29, 2009.  At that meeting, all stockholders of record on the August 27 record date will have the opportunity to vote.  CNS’s Board of Directors looks forward to your participation in that meeting.

Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders, the purported special meeting called by Leonard Brandt or any consent solicitation undertaken by Brandt. The Company intends to file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its Annual Meeting. CNS SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov or from the Company at 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626.

Participants in Solicitation
CNS and its directors (other than Leonard J. Brandt) and executive officer (George Carpenter, who also serves as a director) may be deemed to be participants in the solicitation of proxies or consents in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders the purported special meeting called by Leonard Brandt or any consent solicitation undertaken by Brandt. Securityholders may obtain information regarding the names, affiliations and interests of such individuals in CNS’s Form 10-K and Form 10-K/A filings with the SEC on January 13, 2009 and January 28, 2009, respectively.  To the extent holdings of CNS securities of the participants have changed since the amounts reflected in those filings, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed by those persons with the SEC. Additional information regarding the interests of these persons in these matters will be included in the Company’s definitive proxy statement.

About CNS Response
Today, most physicians are able to base treatment on objective test data, such as EKGs, MRIs, blood tests, etc.  Broadly speaking, such advances have not yet come to those physicians practicing psychiatry.

CNS Response has developed a patented data-analysis capability that, with the help of a simple, non-invasive EEG, will analyze a patient’s brain waves and compare the results to an extensive patient outcomes database. The process produces a rEEG® report providing a psychiatrist with guidance to personalize medication regimens for a patient, based on the patient’s own brain physiology. To read more about the benefits this patented technology provides physicians, patients and insurers, please visit the CNS Response website, www.cnsresponse.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements involve risks and uncertainties as set forth in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

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